FIRST AMENDMENT TO
CREDIT AND SECURITY AGREEMENT AND
JOINDER, ASSUMPTION AND RATIFICATION AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT AND JOINDER, ASSUMPTION AND RATIFICATION AGREEMENT (this “Amendment and Agreement”) is made effective as of March 16, 2010, by and among (a) THE KEYW HOLDING CORPORATION, a Maryland corporation (“HoldCo”), THE KEYW CORPORATION, a Maryland corporation (the “Company”), INTEGRATED COMPUTER CONCEPTS, INCORPORATED, a Maryland corporation (“ICCI”), THE ANALYSIS GROUP, LLC, a Virginia limited liability company (“TAG”), and S&H ENTERPRISES OF CENTRAL MARYLAND, INC., a Maryland corporation (collectively, the “Original Borrowers”), (b) INSIGHT INFORMATION TECHNOLOGY, LLC, a Delaware limited liability company (the “Additional Borrower”) and (c) BANK OF AMERICA, N.A., a national banking association (the “Lender”).

Recitals

Pursuant to that certain Credit and Security Agreement dated as of February 22, 2010 (as the same may from time to time be amended, restated, extended, refinanced, replaced, supplemented or otherwise modified, the “Credit Agreement”), the Lender established a revolving credit facility pursuant to which the Lender agreed to make available to the Original Borrowers (a) a revolving credit facility pursuant to which the Lender will make advances to the Original Borrowers from time to time in an aggregate principal amount not to exceed Seventeen Million Five Hundred Thousand Dollars ($17,500,000) at any one time outstanding, (b) an uncommitted “accordion” facility pursuant to which the Lender may from time to time make accordion advances (to increase the committed revolving credit facility) in an aggregate principal amount not to exceed Ten Million Dollars ($10,000,000), and (c) a term loan in the original principal amount of Five Million Dollars ($5,000,000).  The foregoing credit facilities are sometimes hereinafter called collectively the “Credit Facilities”).  The repayment of the Original Borrowers’ obligations in connection with the Credit Facilities are secured by, among other things, a lien on the Collateral.

HoldCo purchased the membership interests of the Additional Borrower pursuant to that certain LLC Purchase Agreement dated as of March 15, 2010.  The Original Borrowers have requested that the Lender amend the Credit Agreement in certain respects; the Additional Borrower is required to become jointly and severally liable with the Original Borrowers under the Credit Agreement; and the Original Borrowers, the Additional Borrower and the Lender have agreed to enter into this Agreement in order to do so provided the parties hereto execute and deliver this Amendment and Agreement, among other things.

AGREEMENTS

NOW THEREFORE, in consideration of the premises and in order to induce the Lender to amend the Financing Documents and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

The KEWY Holding Corporation et al.
First Amendment to Credit and Security Agreement
and Joinder, Assumption and Ratification Agreement

1.           Terms Defined.  Unless otherwise defined or stated in this Amendment and Agreement, each capitalized term used in this Amendment and Agreement has the meaning given to such term in the Credit Agreement (as amended by this Amendment and Agreement).

2.           Amendments to Credit Agreement and other Financing Documents.  Effective as of the date hereof, all references to the term “Borrowers” in the Credit Agreement, the Notes, and each of the other Financing Documents (including this Amendment and Agreement, as applicable) shall hereafter mean, collectively, the Original Borrowers and the Additional Borrower.

In addition to the foregoing, the Credit Agreement shall be amended in the following respect:

Exhibit C attached to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit C attached hereto.

3.           Joinder and Assumption.   The Additional Borrower hereby joins in and assumes all of the Obligations, jointly and severally with the Original Borrowers, and the Additional Borrower hereby covenants, promises and agrees, jointly and severally with the Original Borrowers: (a) to pay to the Lender the principal of and interest on the Notes, and all other sums payable thereunder, at the times, in the manner, and in all respects as therein provided; (b) to perform and comply with all of the terms, covenants, agreements and obligations to be performed by the Original Borrowers under the Notes, the Credit Agreement, and all other Financing Documents at the times, in the manner, and in all respects as therein provided; (c) to be bound by each and all of the terms, covenants, agreements and obligations of the Notes, the Credit Agreement, and all other Financing Documents as though said documents had originally been made, executed, and delivered by the Original Borrowers and the Additional Borrower specifically including, without limitation, the pledge and assignment of a security interest in the Collateral as set forth in Section 1.5(e) of the Credit Agreement; and (d) to execute such further documents and agreements as the Lender may require to protect or perfect its interest in any collateral securing the Credit Facility.

4.            Collateral.    In order to secure the full and punctual payment of the Obligations in accordance with the terms of the Credit Agreement, and to secure the due and punctual performance of the Obligations, the Additional Borrower confirms that it hereby pledges and assigns to the Lender, and grants to the Lender a continuing lien and security interest in and to the Collateral, both now owned and existing and hereafter created, acquired and arising and regardless of where located, and all proceeds and products thereof.  In furtherance hereof, the Additional Borrower shall execute and deliver to the Lender such pledge agreements, security agreements, patent security agreements, trademark security agreements, real property waivers, deeds, security agreements and/or supplements thereto as the Lender may request.

5.           Conditions Precedent.  The effectiveness of this Amendment and Agreement is subject to the satisfaction of each of the following conditions precedent, all of which conditions precedent must be satisfied on or before the date of this Amendment and Agreement:

The KEWY Holding Corporation et al.
First Amendment to Credit and Security Agreement
and Joinder, Assumption and Ratification Agreement

(a)           The Lender shall have received this Amendment and Agreement executed by the parties hereto, an opinion of counsel to the Additional Borrower in form and substance satisfactory to Lender, and all outstanding attorneys’ fees, and all fees and expenses called for herein or incurred in connection with the preparation and execution of this Amendment and Agreement;

(b)           The Lender shall have received (i) a copy, certified as of a recent date by the Secretary of State of the State of Delaware, of the Articles of Organization of the Additional Borrower as well as a copy of the Additional Borrower’s operating agreement, (ii) a Certificate of Good Standing for the Additional Borrower as issued by the Secretary of State of the State of Delaware, and (iii) a copy, certified to the Lender as true and correct as of the date hereof by the Additional Borrower, of the resolutions of the Additional Borrower’s sole member authorizing the execution and delivery of this Amendment and Agreement and designating by title the officer(s) of the Additional Borrower who are authorized to sign this Amendment and Agreement for and on behalf of the Additional Borrower;

(c)           The Lender shall have received the consent of the holders of any Subordinated Debt of the Borrowers satisfactory to the Lender in all respects, and confirming that all holders of the Subordinated Debt have subordinated in right and in time (i) all liens and security interests and (ii) all rights to payment of principal, interest and other charges;

(d)           The Lender shall have received a payment from the Borrowers in an amount of not less than $1,500,000, which payment will be applied to reduce the outstanding principal balance of the Revolving Credit Facility;

(e)           The Borrowers shall have demonstrated pro forma compliance with the financial covenants set forth in Section 5 of the Credit Agreement after giving effect to any subordinated debt to be incurred in connection with the acquisition of the membership interests of the Additional Borrower; and

(f)           No Default or Event of Default shall have occurred and be continuing.

6.           Representations and Warranties.  In order to induce the Lender to enter into this Amendment and Agreement, the Borrowers hereby represent and warrant to the Lender that as of the date hereof (a) no Default of Event or Default exists under the provisions of the Financing Documents which has not been waived by the Lender in writing, (b) all of the representations and warranties of the Borrowers as set forth in the Financing Documents are true and correct on the date hereof as if the same were made on the date hereof, other than any such representations and warranties that, by their terms, refer to a specific date other than the date of this Amendment and Agreement, in which case as of such specific date, (c) no material adverse change has occurred in the business, financial condition, prospects or operations of the Borrowers since the date of the most recent financial statements of the Borrowers furnished to the Lender in accordance with the provisions of the Financing Documents, and (d) this Amendment and Agreement constitutes the legal, valid and binding obligation of the Borrowers, enforceable in accordance with its terms.  If any of the foregoing representations and warranties shall prove to be false, incorrect or misleading in any material respect, the Lender may, in its absolute and sole discretion, declare that a default has occurred and exists under the provisions of the Financing Documents, and the Lender shall be entitled to all of the rights and remedies set forth in the Financing Documents as the result of the occurrence of such default.

The KEWY Holding Corporation et al.
First Amendment to Credit and Security Agreement
and Joinder, Assumption and Ratification Agreement

7.           Ratification and No Novation.  The Borrowers hereby ratify and confirm all of their obligations, liabilities and indebtedness under the provisions of the Notes, the Credit Agreement, and the other Financing Documents, as the same may be amended and modified by this Amendment and Agreement.  The Lender and the Borrowers agree that it is their intention that nothing herein shall be construed to extinguish, release or discharge or constitute, create or effect a novation of, or an agreement to extinguish, (a) any of the obligations, indebtedness and liabilities of the Borrowers or any other party under the provisions of the Financing Documents, or (b) any negative pledge to the Lender.  The Borrowers agree that all of the provisions of the Notes, the Credit Agreement, and the other Financing Documents shall remain and continue in full force and effect as the same may be modified and amended by this Amendment and Agreement.  In the event of any conflict between the provisions of this Amendment and Agreement and the provisions of the Financing Documents, the provisions of this Amendment and Agreement shall control.

8.           Waiver of Certain Defaults.  Lender hereby waives all defaults arising from the Original Borrowers’ failure to comply with the provisions of Sections 5.1, 5.5(a) and 5.5(g) of the Credit Agreement for the period from March 12, 2010 to March 16, 2010; provided that this waiver (a) shall only be effective with respect to the covenants described in Sections 5.1, 5.5(a) and 5.5(g) of the Credit Agreement and only for the specified period, and (b) shall not be deemed to amend, modify, or waive any other provision of the Credit Agreement or any other Financing Document.

9.           Binding Effect.  This Amendment and Agreement shall be binding upon and inure to the benefit of the Lender, the Borrowers, and their respective successors and assigns.

10.         Governing Law; Counterparts.  This Amendment and Agreement shall be governed by and construed under and in accordance with the laws of the State of Maryland, excluding the choice of law rules thereof.  This Amendment and Agreement may be executed in one or more counterparts and by facsimile (or other electronic transmission of signature pages), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

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The KEWY Holding Corporation et al.
First Amendment to Credit and Security Agreement
and Joinder, Assumption and Ratification Agreement

           IN WITNESS WHEREOF, the parties hereto have each caused this Amendment and
Agreement to be executed and sealed, the day and year first above written.

ORIGINAL BORROWERS:

WITNESS:	THE KEYW HOLDING CORPORATION

/s/ Danielle Willard	By:	/s/ Leonard E. Moodispaw	(SEAL)
Name: Leonard E. Moodispaw
Title: Chief Executive Officer

WITNESS:	THE KEYW CORPORATION

/s/ Danielle Willard	By:	/s/ Leonard E. Moodispaw	(SEAL)
Name: Leonard E. Moodispaw
Title: Chief Executive Officer

WITNESS:	INTEGRATED COMPUTER CONCEPTS, INCORPORATED

/s/ Danielle Willard	By:	/s/ John E. Krobath	(SEAL)
Name: John E. Krobath
Title: Chief Financial Officer

WITNESS:	S&H ENTERPRISES OF
CENTRAL MARYLAND, INC.

/s/ Danielle Willard	By:	/s/ John E. Krobath	(SEAL)
Name: John E. Krobath
Title: Chief Financial Officer

WITNESS:	THE ANALYSIS GROUP, LLC

/s/ Danielle Willard	By:	/s/ John E. Krobath	(SEAL)
Name: John E. Krobath
Title: Chief Financial Officer

The KEWY Holding Corporation et al.
First Amendment to Credit and Security Agreement
and Joinder, Assumption and Ratification Agreement

ADDITONAL BORROWER:

WITNESS:	INSIGHT INFORMATION TECHNOLOGY, LLC,
A Delaware limited liability company

/s/ Danielle Willard	By:	/s/ John E. Krobath	(SEAL)
Name: John E. Krobath
Title: Chief Financial Officer

LENDER:

BANK OF AMERICA, N.A.,
A national banking association

	By:	/s/ Mark A. Zirkle	(SEAL)
Mark A. Zirkle
Vice President

The KEWY Holding Corporation et al.
First Amendment to Credit and Security Agreement
and Joinder, Assumption and Ratification Agreement

EXHIBIT C

One-time adjustment to be added to/subtracted from EBITDA:

Description of one-time adjustments	Amount

The KEYW Corporation
Non-recurring bonus	$357,000
Non-cash gain on warrant accounting treatment	$(133,000)
Full quarter impact of LEDS and GD asset purchases	$550,000
Sub-total	$774,000

The Analysis Group, LLC
Non-cash gain on deferred compensation plan	$(919,000)
True-up on firm fixed price contract vehicles	$680,000
Non-recurring diligence costs	$207,000
Sub-total	$(32,000)

Insight Information Technology, LLC
Non-recurring bonus	$55,000
Non-recurring accrual for PTO	$40,000
Sub-total	$95,000

Pro-forma Consolidated
Sub-total for The KEYW Corporation Adjustments	$774,000
Sub-total for The Analysis Group, LLC Adjustments	$(32,000)
Sub-total for Insight Information Technology, LLC Adjustments	$95,000

TOTAL ADJUSTMENT	$837,000

The KEWY Holding Corporation et al.
First Amendment to Credit and Security Agreement
and Joinder, Assumption and Ratification Agreement